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                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

|_| Preliminary Information Statement          |_| Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))

|X| Definitive Information Statement


                              Market America, Inc.
                  --------------------------------------------
                  (Name of Registrant as Specified in Charter)


       Payment of Filing Fee (Check the appropriate box):

       |X| No fee required.

       |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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       |_| Fee paid previously with preliminary materials.

       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

       (1) Amount Previously Paid:

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       (2) Form, Schedule or Registration Statement No:

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       (3) Filing Party:

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       (4) Date Filed:

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


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                            - MARKET AMERICA, INC. -

To the Shareholders of Market America, Inc.:

         Notice is hereby given that the annual meeting of the shareholders of Market America, Inc. will be held at the Embassy Suites Hotel, 204 Centreport Drive, Greensboro, North Carolina, on September 15, 1998, at 10:00 a.m. for the following purposes:

                     (1) To re-elect existing directors; and

                     (2) To transact such other business as may properly come before the meeting.

         The determination of shareholders entitled to notice of and to vote at the meeting was made as of the close of business on August 14, 1998, which is the record date fixed by the Board of Directors for such purpose.

                       By order of the Board of Directors,

                            /s/ Loren Ashley Ridinger
                            -------------------------
                                Loren Ashley Ridinger
                                    Secretary


Dated: August 28, 1998

                              MARKET AMERICA, INC.
                           7605-A Business Park Drive
                             Greensboro, N.C. 27409


                                 August 28, 1998


                              INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 1998


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is being furnished by the management of Market America, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company to be held on September 15, 1998, at 10:00 a.m., at the Embassy Suites Hotel, 204 Centreport Drive, Greensboro, North Carolina. The meeting is being held for the purposes of electing directors and transacting such other business as may lawfully come before the meeting.

         As of August 14, 1998, the record date for determining the shareholders entitled to notice of and to vote at the meeting, there were 19,950,000 shares of the Company's Common Stock outstanding and entitled to be voted. A majority of such shares will constitute a quorum for the transaction of business at the meeting. Abstentions by shareholders represented at the meeting will be counted as present for determining the presence of a quorum.

         Each share will have one vote at the annual meeting. Those persons who receive the highest number of votes will be elected as directors. Except as otherwise required by law, all other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions will be excluded entirely from the vote, and will have no effect on the outcome. Since the Company's management is not soliciting proxies for the meeting, there will be no returns of proxies from brokers holding shares in street name without instructions for voting. Therefore, such "broker non-votes" will have no effect on any shareholder vote.

                           Annual Report and Form 10-K

         A copy of the Annual Report to Shareholders of the Company for the fiscal year ended April 30, 1998 is being sent with this Information Statement to all shareholders of record on the record date for the annual meeting. Additional copies are available from the Company on request. A copy of the most recent annual report of the Company filed with the U.S. Securities and Exchange Commission on Form 10-K may be obtained from the Company by any shareholder on written request. Direct your request to: Corporate Secretary, Market America, Inc., 7605-A Business Park Drive, Greensboro, NC 27409.

                              Election of Directors

         The members of the Company's Board of Directors elected at the annual meeting will serve until the next annual meeting or until their successors are elected and qualified. Listed below are the persons nominated for election to the Board of Directors by management.

                  Nominees for Membership on Board of Directors

Name and Background

James H. Ridinger, 48, is Chairman of the Board of Directors and CEO of the Company. He founded the Company in 1992 and has been a Director and Chief Executive Officer of the Company since that time.

Loren A. Ridinger, 29, is a Director and Senior Vice President and Secretary of the Company. She has been a Director of the Company since 1993 and held a number of executive positions with the Company since it's founding in 1992. Ms. Ridinger is the wife of James H. Ridinger, the Chairman of the Board of Directors and CEO of the Company.

Dennis J. Franks, 44, has been a Director of the Company since 1994 and has served as Executive Vice President of the Company since 1993. He is a former professional football player and marketing professional for a number of companies.

Martin L. Weissman, 54, has been a Director of the Company since 1993 and has served as Executive Vice President of the Company since 1994. Mr. Weissman was a founder, owner and Executive Vice President of Howard Carpet Mills of Chatsworth, Georgia.


         During the fiscal year ended April 30, 1998, the Board of Directors held four meetings. No director attended fewer than 75% of the meetings. The Board has no standing audit, nominating or compensation committees or committees performing similar functions. Board members receive no additional compensation for their service on the Board.

                             Executive Compensation


         The following table summarizes the compensation awarded to, earned by or paid to all executive officers of the Company for services to the Company in the fiscal year ended April 30, 1998:

                           Summary Compensation Table

                                                                   Annual Compensation
                                                                   -------------------
         Name and                                Fiscal                                           Other Annual
         Principal Position                    Year Ended        Salary($)       Bonus($)        Compensation(1)
         ------------------                    ----------        ---------       --------        --------------

         James H. Ridinger, Chairman of         4-30-98          365,000         418,312                0
         the Board and Chief Executive          4-30-97          365,000         276,610                0
         Office                                 4-30-96          303,182(2)       95,000                0

         Loren A. Ridinger,  Senior Vice        4-30-98          184,894          10,782                0
         President and Secretary                4-30-97          184,894          10,000                0
                                                4-30-96          157,782          30,000                0


         Dennis J. Franks, Executive            4-30-98          120,000          35,043                0
         Vice President                         4-30-97          120,000          30,000                0
                                                4-30-96                0          30,000           90,000(3)

         Martin L. Weissman, Executive          4-30-98          146,345               0                0
         Vice President                         4-30-97                0               0                0
                                                4-30-96                0          30,000                0

(1) Does not include the value of any perquisites or other personal benefits because the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus shown. Also does not include commissions on "business volume" (a measure of sales) of the Company, which each of the named executive officers receives as an independent distributor of the Company. See "Certain Transactions."

(2) Mr. Ridinger's salary did not increase from fiscal year 1996 to fiscal year 1997. The amount shown as paid to Mr. Ridinger as salary for fiscal year 1997 represents the sum of salary installments paid to him for the portion of the fiscal year after the Board of Directors approved payment of an annual salary of $365,000.

(3) Represents consulting fees paid to Dennis Franks Marketing.

         None of the executive officers currently has a written employment agreement. Mr. Ridinger negotiates the base salaries and other compensation of all of the executive officers named in the table above other than himself. The Board of Directors determines Mr. Ridinger's compensation.

                            Board Compensation Report

         The Company's Compensation policy is set by the Board of Directors.

         In setting Mr. Ridinger's compensation, the Board of Directors considered numerous factors, including Mr. Ridinger's unique role as the pre-eminent personality in the selling of the Company's products, the motivation of the Company's sales organization and the formulation of sales promotional programs.

         Mr. Ridinger's bonus for fiscal year 1998 was increased to reflect his contribution to the Company's outstanding financial performance.

         Salaries of the Executive Officers are set by the Board of Directors based on Mr. Ridinger's recommendations.

                                James H. Ridinger
                                Loren Ashley Ridinger
                                Dennis J. Franks
                                Martin L. Weissman


Dated: August 28, 1998

                      Shareholder Return Performance Graph

         Set forth below is a graph comparing the yearly percentage change in total shareholder return on the Company's common stock with the Total Return Index for The Nasdaq Stock Market (US Companies) and the total shareholder return on a designated Peer Group of stocks. The total shareholder return calculation is for the period commencing August 3, 1994 (the first day of public trading of shares of the Company's common stock) and includes the reinvestment of dividends (on securities on which dividends were paid).

              Comparison of Shareholder Returns Among the Company, Nasdaq Total Returns Index and Peer Group Companies*



                        [PERFORMANCE GRAPH APPEARS HERE]


                             08/03/94       04/28/95       04/30/96       04/30/97      04/30/98
                             --------       --------       --------       --------      --------

Market America, Inc.          $100.00        $400.00       $2250.00       $1037.50      $1112.50
      Nasdaq Stock Market     $100.00        $117.60        $167.60        $177.40       $265.48
        (U.S. Companies)
Peer Group                    $100.00        $108.40        $137.20        $167.30       $184.79

* Assumes $100.00 invested at the closing price on August 3, 1994 in the stock of Market America, Inc., the Nasdaq Total Returns Index (U.S. Companies) and Peer Group companies (weighted by market capitalization). Graph prepared for Market America, Inc. by The University of Chicago Graduate School of Business, Center for Research in Security Prices.

         The Peer Group of stocks represented in the above graph is made up of stocks of publicly-traded companies possessing the following characteristics similar to those of the Company:

         o Size, as measured by net sales;
         o Similarity in selling methodology;
         o Comparative products, including companies engaged in the distribution of health and nutritional supplements, and skin, hair, or other personal products;
         o Relatively high insider ownership; and /or
         o Particular emphasis on the talents and visibility of the chief executive officer.

         Companies included in the Peer Group are: Aloette Cosmetics, Inc., Amway Asia Pacific Ltd., Amway Japan Ltd., Avon Products, Inc., Beauticontrol Cosmetics, Inc., Enesco Group, Inc. (formerly Stanhome, Inc.), Herbalife, Inc., Nature's Sunshine Products, Inc., Tupperware Corp. and Usana, Inc. The Company added Usana, Inc. to the Peer Group in 1998 because Usana, Inc. is a publicly-traded company with characteristics very similar to those of the Company. Without Usana, Inc., the Peer Group performance would have been:
08/03/94--$100.00, 04/28/95--$108.38, 04/30/96--$137.28, 04/30/97--$168.25, and
04/30/98--$184.89.

                         Beneficial Ownership of Shares

         The following table sets forth certain information on the beneficial ownership of shares of the Company's common stock by its directors and executive officers, by its directors and executive officers as a group, and by any other person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the stock as of August 14, 1998, the record date for the annual meeting of shareholders. Unless otherwise indicated in the footnotes, all shares are owned directly, and the person or entity identified as the beneficial owner has sole voting and investment power.

                                                      No. of Shares          Percentage of
                                                      Beneficially            Outstanding
         Name of Beneficial Owner/1                      Owned                  Shares/2
         --------------------------                      -----                  --------

         James H. Ridinger                             13,945,100/3              69.90%

         Loren A. Ridinger                                101,450/4               0.51%

         Dennis J. Franks                                 184,000                 0.92%

         Martin L. Weissman                               532,000/5               2.67%

         All Directors and Executive Officers
         as a Group (four persons)                     14,762,550                74.00%

         The AAA Plus Trust/6                           1,185,700                 5.94%

--------------
1 Table does not show an estimated 939,200 shares (or 4.71% of the outstanding shares) that may be owned beneficially by Mr. Gilbert A. Zwetsch, 403 W. 25th Street, Spokane, Washington 99203.
2 Based on 19,950,000 shares issued and outstanding on August 14, 1998, the record date for the Company's annual meeting of shareholders.
3 Does not include shares owned directly by Loren A. Ridinger, Mr. Ridinger's wife, which are reported on separately in this table. Also does not include shares reported in this table as beneficially owned by The AAA Plus Trust and the shares, discussed in footnote 1 above, which may be owned beneficially by Mr. Zwetsch. Mr. Ridinger disclaims beneficial ownership of Mrs. Ridinger's shares, the shares subject to The AAA Plus Trust, and the Zwetsch shares, and this footnote shall not not be deemed an admission that he is the beneficial owner of any such shares. Under SEC rules, Mr. Ridinger is deemed to be the beneficial owner of such shares, for purposes of this disclosure, only if he has or shares investment or voting power with respect to them. Mr. Ridinger does not believe that he has or shares investment or voting power with respect to certain of such shares, and believes that there are substantial questions with respect to his having or sharing investment or voting power with respect to others. If Mr. Ridinger were deemed to be the owner of any of these shares, the percentages of shares beneficially owned by him and by all directors and executive officers as a group shown in this table would be required to be adjusted accordingly. Mr. Ridinger's business address is: c/o Market America, Inc., 7605-A Business Park Drive, Greensboro, NC 27409.
4 Includes only shares owned directly by Mrs. Ridinger, and does not include shares owned directly by James H. Ridinger, her husband, or other shares that may be deemed to be owned beneficially by Mr. Ridinger, and through Mr. Ridinger by Mrs. Ridinger, both of which categories of shares are discussed in footnote 3 above.
5 Does not include 50,000 shares held in the name of Mr. Weissman's unemancipated son, of which Mr. Weissman disclaims beneficial ownership.
6 The address of The AAA Plus Trust is c/o Codan Trust Company Limited, Trustee, 2 Church Street, Clarendon House, Hamilton, Bermuda HM 11.

            Section 16 (a) Beneficial Ownership Reporting Compliance

         To the Company's knowledge, based solely on its review of reports submitted to it, all SEC Section 16(a) filing requirements, which prescribe that the Company's executive officers, directors, and 10% shareholders must file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC, were complied with in fiscal year 1997, except that James H. Ridinger, Loren A. Ridinger and Martin L. Weissman were late in filing Forms 4 to report various transactions that occurred in 1994 and 1995. Several of the transactions reported by Mr. Weissman in his Form 4 occurred in 1996.

                              Certain Transactions

         All four executive officers and directors of the company own and operate Business Development Centers as independent contractors and distributors within the field sales organization of the company. In this capacity, they perform the typical and usual functions of Field Sales and in return for which their business development centers earn management commissions under the company's Management Performance Compensation Plan. For the year ended April 30 1998 these individuals earned management commissions as follows: James H. Ridinger $644,340.00; Loren A. Ridinger $48,081.50; Dennis J. Franks $293,831.60; Martin L. Weissman $140,900.00.

         During the year ended April 30, 1998, the Company entered into agreements with two companies owned by Mr. and Mrs. Ridinger, officers and stockholders of the Company, to lease real estate in Miami, Florida for use by Company management when conducting business in Florida and for the lease of a yacht on a per event basis. The yacht is used as an integral part of the direct sales training, education, and recruitment activities of the Company. Both lease agreements have 5-year terms with options to renew. The amount of rent expense incurred for the year ended April 30, 1998 was $165,000 for the yacht and $87,000 for the real estate. At April 30, 1998, these companies owed the Company $62,445. Mr. and Mrs. Ridinger were not otherwise indebted to the Company, either directly or indirectly, at that date.